Exhibit 99.2

ROBBINS GELLER RUDMAN

    & DOWD LLP

TRAVIS E. DOWNS III (148274)

BENNY C. GOODMAN III (211302)

LAURIE L. LARGENT (153493)

CHRISTOPHER D. STEWART (270448)

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

Lead Counsel for Plaintiffs and Counsel for Plaintiffs

Construction Industry and Laborers Joint Pension Trust

[Additional counsel appear on signature page.]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN MATEO

In re SCICLONE PHARMACEUTICALS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) )	Master File No. CIV 499030 (Consolidated with Case Nos. 499240 and 499289) STIPULATION OF SETTLEMENT Judge: Hon. Marie S. Weiner Assigned to: Dept. 2 (for all purposes) Action Filed: Sept. 22, 2010

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated October 3, 2011 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined further in ¶1.17 hereof), each by and through their respective counsel:(i) Plaintiffs Construction Industry and Laborers Joint Pension Trust, Adam Crum, James L. Apple (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of SciClone Pharmaceuticals, Inc. (“SciClone” or the “Company”)); (ii) the Individual Defendants (defined below in ¶1.9); and (iii) nominal party SciClone. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.15), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND PROCEDURAL OVERVIEW

On September 22, 2010, plaintiff Construction Industry and Laborers Joint Pension Trust filed a shareholder derivative complaint in the California Superior Court for the County of San Mateo: Construction Industry and Laborers Joint Pension Trust v. Saxe, et al., No. CIV 499030. Thereafter, two other shareholder derivative cases filed on behalf of nominal party SciClone were consolidated with the Construction Industry and Laborers Joint Pension Trust case: Adam Crum v. Blobel, et al., No. CIV 499240; and Apple v. Blobel, et al., No. CIV 499289. The three above-referenced shareholder derivative actions were consolidated as In re SciClone Pharmaceuticals, Inc. Shareholder Derivative Litigation, No. CIV 499030 (the “Action”). On January 31, 2011, the Court also appointed Robbins Geller Rudman & Dowd LLP as Lead Counsel for Plaintiffs in the Action (“Lead Counsel”).

The Action alleges claims on behalf of SciClone against its Board of Directors and certain executives, arising from and related to the Company’s alleged violations of the Foreign Corrupt Practices Act (“FCPA”) and the Defendants’ (as defined in ¶1.4) alleged failure to cause SciClone to implement internal controls and systems for compliance with the FCPA. The FCPA requires certain publicly-traded companies like SciClone to, among other things, implement internal controls and systems designed to detect, deter and prevent the payment of bribes, kickbacks and other improper payments to foreign officials to get or retain business. The Action alleges that the Individual Defendants, by reason of their failure to implement and maintain internal controls and systems at the Company to assure compliance with the FCPA, breached their fiduciary duties and may be held liable for damages.

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In January 2011, Plaintiffs commenced discovery. On January 14, 2011, Plaintiffs served requests for production of documents on SciClone, seeking information concerning, among other things, the Company’s compliance with the FCPA. On January 25, 2011, Plaintiffs served a deposition notice on SciClone pursuant to C.C.P. §2025.230 seeking information concerning, among other things, the Company’s internal investigation into its compliance with the FCPA arising from the inquiries commenced by the United States Securities and Exchange Commission (“SEC”) and United States Department of Justice (“DOJ”) into possible FCPA violations involving SciClone.

On February 8, 2011, SciClone filed a motion for protective order to stay discovery (the “Protective Order/Stay Motion”). In the Protective Order/Stay Motion, SciClone sought a Court order staying discovery pending resolution of SciClone and the Defendants’ anticipated demurrer(s) based on the Plaintiffs’ alleged failure to adequately plead demand futility. On February 15, 2011 SciClone served objections to both the requests for production and deposition notice. After meeting and conferring with SciClone regarding Plaintiffs’ right to take discovery, on June 2, 2011, Plaintiffs filed a motion to compel production of documents and the deposition of a corporate designee of SciClone (the “Motion to Compel”). The Protective Order/Stay Motion and Motion to Compel are referred to collectively herein as the “Discovery Motions.”

On June 21, 2011, the Settling Parties agreed to suspend the litigation of the Action until August 19, 2011, to enable the Settling Parties to explore potential resolution of the Action. Towards that end, the Settling Parties scheduled an all-day mediation on August 11, 2011 with an able and experienced mediator with significant experience in handling FCPA-related matters, former United States District Judge Layn Phillips (the “Mediator”). In preparation for the mediation, the Settling Parties also engaged in extensive briefing regarding the merits of their respective claims and defenses for the Mediator, as well as a Mediator-sponsored information exchange.

After the announcement by the Settling Parties of their intention to mediate the Action, on August 1, 2011, a fourth, related shareholder derivative action on behalf of SciClone was filed in this Court: Emanuel v. Blobel, et al., Case No. CIV 507361 (the “Related Action”).

On August 11, 2011, the Settling Parties participated in an all-day mediation with Judge Phillips in Newport Beach, California. However, the mediation did not produce a settlement, and litigation

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resumed. Specifically, pursuant to the Court’s August 23, 2011 Case Management Order #3 (“CMO”), the Settlement Parties filed additional briefs on September 7, 2011 and September 14, 2011 in connection with the Discovery Motions. The CMO scheduled oral argument on the Discovery Motions for September 21, 2011 and set a further Case Management Conference for that same date.

As a result of the Action and of the settlement, reflected in this Stipulation (the “Settlement”), SciClone will institute significant corporate governance reforms designed to enhance and improve its internal controls and policies to assure compliance with the FCPA and similar anti-corruption laws, rules and regulations applicable to its business and operations. The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth herein is fair, reasonable, adequate, and in the best interests of SciClone and its shareholders.

The Board of Directors of SciClone has approved the Settlement and each of its terms as fair, just and adequate, and in the best interest of SciClone and its shareholders.

II.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and their counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiffs and their counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon SciClone and its shareholders. Based on their evaluation, Plaintiffs and their counsel and nominal party SciClone have determined that the settlement set forth in this Stipulation is in the best interests of SciClone and its shareholders.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny each and every one of the claims, contentions and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants

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assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of SciClone and its shareholders, have meritorious defenses to Plaintiffs’ claims and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs, SciClone or its shareholders have suffered damage, or that Plaintiffs, SciClone or its shareholders were harmed by the conduct alleged in the Action. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

IV.	TERMS OF STIPULATION AND SETTLEMENT AGREEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of SciClone), SciClone and the Individual Defendants by and through their respective counsel or attorneys of record as follows:

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1 “Action” means collectively the consolidated action pending in the Superior Court of California for the County of San Mateo entitled In re SciClone Pharmaceuticals, Inc. Shareholder Derivative Litigation, No. CIV 499030 and the related action pending in the Superior Court of California for the County of San Mateo entitled Emanuel v. Blobel, et al., No. CIV 507361.

1.2 “Complaints” means the shareholder derivative complaints filed in the Action, including, without limitation, the shareholder derivative complaint filed in the related action pending in the Superior Court of California for the County of San Mateo entitled: Emanuel v. Blobel, et al., No. CIV 507361.

1.3 “Court” means the Superior Court of California for the County of San Mateo.

1.4 “Defendants” means nominal party SciClone and the Individual Defendants.

1.5 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.

1.6 “SciClone” means SciClone Pharmaceuticals, Inc. and its predecessors, successors, subsidiaries, affiliates, divisions and assigns.

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1.7 “Lead Counsel” means Robbins Geller Rudman & Dowd LLP and its successor(s).

1.8 “Final” means when the last of the following with respect to the Judgment (as defined below in ¶1.10) shall have occurred: (i) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

1.9 “Individual Defendants” means Jon S. Saxe, Friedhelm Blobel, Roberto Camerini, Richard J. Hawkins, Trevor M. Jones, Gregg A. Lapointe, Ira D. Lawrence, Dean S. Woodman, Gary Titus, Hans P. Schmid, and Jeffery Lange.

1.10 “Judgment” means the Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.11 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12 “Plaintiffs” means Construction Industry and Laborers Joint Pension Trust, Adam Crum, and James L. Apple, and (as applicable) their respective parents, subsidiaries, affiliates, directors, officers, agents, employees, representatives, insurers, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

1.13 “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any Plaintiffs in connection with the Action.

1.14 “Related Persons” means (i) each Individual Defendant’s respective spouse, marital communities, heirs, successors, executors, estates, or administrators; any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest; any members of an Individual Defendant’s immediate family; or any trust of which any Individual Defendant is or was the

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settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family, (ii) each of the Individual Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action, and (iii) all past and present directors, officers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, insurers, and attorneys for SciClone, its counsel, or any entity in which SciClone has a controlling interest.

1.15 “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined below in ¶1.18), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by any shareholder on behalf of SciClone, or by SciClone, against each and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Action, or that arise from or relate to the matters or occurrences that were alleged in the Action, or that could have been asserted with respect to the matters or occurrences that were alleged in the Action, for conduct through and including the date on which this Stipulation is fully executed by all signatories, including any claims related to the public disclosures relating to SciClone’s compliance with the FCPA however described.

1.16 “Released Persons” means each and all of the Individual Defendants and their Related Persons.

1.17 “Settling Parties” means, collectively, each of the Individual Defendants, Plaintiffs on behalf of themselves (and derivatively on behalf of SciClone), and SciClone and its shareholders.

1.18 “Unknown Claims” means any of the Released Claims which any of Plaintiffs, SciClone, or SciClone shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his,

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her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, and SciClone shall expressly waive and each of the SciClone shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs, Individual Defendants, and SciClone shall expressly waive, and each of the SciClone shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Individual Defendants, SciClone and SciClone shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Released Defendant, and SciClone shall expressly settle and release, and each SciClone shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the SciClone shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

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2.	Corporate Governance Measures

2.1 In connection with the settlement of the Action, within sixty (60) calendar days after the entry of an Order granting final approval of the Settlement, SciClone shall implement and maintain for a period of not less than three (3) years the Corporate Governance Measures detailed below. SciClone acknowledges that Plaintiffs were a substantial and material factor in adoption of the Corporate Governance Measures set forth herein. These provisions will expire earlier if the Company’s stock is no longer publicly traded.

I.	CONSEQUENCES TO EMPLOYEES FOR VIOLATIONS OF THE FCPA OR OTHER CRIMINAL MISCONDUCT

If any SciClone director, officer, employee or independent contractor is found by the Board to have participated in an Established Violation (as defined below) of the FCPA or other criminal laws, the Board shall evaluate the proper personnel action, if any, to take against the director, officer, employee or independent contractor. For example, the Board may consider whether to take the following actions: termination with cause or demotion of the employee or independent contractor; withholding of severance payments; and personnel action against the employee or independent contractor’s supervisor, including demotion in seniority or financial penalties. Further, the Board shall analyze and determine whether or not such person’s direct supervisor should be penalized in some manner. The results of the Board’s evaluation shall be memorialized in writing by the Board and maintained for a period of five (5) years by the Chief Financial Officer. In the event of an Established Violation, as defined below, the Company shall determine whether to take legal action to recoup, to the extent practicable, all incentive-based compensation paid to the director, officer, employee, or independent contractor that would not have been earned but for the Established Violation during the time period relating to the Established Violation.

“Established Violation” is defined as a violation that is documented in any of the following forms: a guilty plea or other admission of guilt under penalty of perjury, or a criminal or civil judgment or sanction.

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II.	ESTABLISHMENT OF COMPLIANCE COORDINATOR

A.

The Company shall retain a senior professional with FCPA compliance experience who would be a member of the executive team and oversee implementation of the Company’s compliance programs, with particular emphasis on FCPA compliance programs (the “Compliance Coordinator”). Although the Company shall make every effort to comply with this provision within the 60-day time period set forth above, the Company’s inability to do so, despite reasonable effort, shall not constitute a breach of this agreement.

B.

The Compliance Coordinator shall have substantial knowledge of, and experience with, the type of compliance issues historically and/or routinely experienced by SciClone and be fluent in Mandarin and English.

C.

The Compliance Coordinator shall provide a report directly to the Audit Committee, and the Chair of the Audit Committee shall report to the Board, at least quarterly on SciClone’s implementation of remedial measures and compliance with the FCPA. The Compliance Coordinator shall also provide a report to the Audit Committee as necessary to provide assistance in connection with any investigation or review of a potential violation of law or in connection with any review of the Company’s accounting policies or practices.

D.

The Board, with the assistance of the Compliance Coordinator, shall review on an annual basis the Company’s: (1) Corporate Code of Business Conduct and Ethics (including those portions addressing the Company’s whistleblower procedures in the event of violations of Company policies); (2) Global Anti-Bribery & Anti-Corruption Policy; and (3) FCPA Compliance Training Slides. The Board shall approve all amendments to the Corporate Code of Business Conduct and Ethics and

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to the Global Anti-Bribery & Anti-Corruption Policy, if any. All amendments or updates shall be distributed to SciClone’s officers, directors, employees and contractors as soon as practicable, in both English and Mandarin. The Corporate Code of Business Conduct and Ethics and the Global Anti-Bribery & Anti-Corruption Policy shall be posted on the Company’s website in both English and Mandarin.

E.

The Compliance Coordinator shall conduct, to the extent practicable, an annual review of the Company’s compliance with the Global Anti-Bribery & Anti-Corruption Policy and periodic unannounced visits to the Company’s offices in China (on a rotating basis) to ensure compliance. The Compliance Coordinator shall prepare written reports of the facts observed during the review and any results or conclusions reached concerning the compliance status. These reports shall be provided to the Audit Committee as part of the Compliance Coordinator’s quarterly report.

F.

Each location from which the Company conducts financial operations, and in which the Compliance Coordinator is not primarily located, shall have a designated point person to be a liaison for the Compliance Coordinator, and the Compliance Coordinator shall communicate orally with each liaison on a regular basis. If the Compliance Coordinator is not fluent in Mandarin, the liaison shall either be fluent in English or have access to a translator to assist in discussions between the Compliance Coordinator and the liaison.

G.

In addition to the quarterly review reports to the Audit Committee, the Compliance Coordinator shall provide a written and/or oral report to the Board, the Company’s legal counsel, the CEO, the CFO, the internal auditors and the Company’s external auditors at least quarterly, before the issuance of the Company’s Form 10-Q or Form 10-K filings,

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concerning compliance with the Corporate Code of Business Conduct and Ethics and the Global Anti-Bribery & Anti-Corruption Policy.

H.	The Compliance Coordinator shall have the right to present a report at any regularly-noticed meeting of the Board or Committee thereof.

I.

Section F of The Corporate Code of Business Conduct and Ethics shall be amended (1) to include the Compliance Coordinator as one of the persons to whom a report of a potential violation of the Code of Conduct may or should be made; and (2) to provide that the whistleblower log regarding China-based operations shall be maintained by the Chief Compliance Officer.

III.	COMPLIANCE PROGRAM AND CODE

A.

SciClone’s Global Anti-Bribery & Anti-Corruption Policy (“Policy”) shall be designed to prevent and detect violations of the FCPA and other applicable laws throughout SciClone’s global operations. The Policy shall include the following:

1.

Strong, explicit and visible support and commitment from Section 16 officers, senior management and the Board to the Company’s internal controls, ethics, and compliance programs. This commitment shall be communicated to all employees and contractors in writing, in both English and Mandarin, as soon as reasonably practicable and periodically thereafter.

2.

An overall statement expressing clear corporate policy prohibiting the provision of any financial benefit or benefit-in-kind to any non-U.S. Government Official (“Governmental Official”) or Health Care Professional (“HCP”) in exchange for prescribing, recommending, purchasing, supplying or administering SciClone products or for a commitment to continue to do so, or that may have an inappropriate influence on

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a Government Official or HCP, or HCP’s prescribing practices, or that would create the appearance of doing so.

3.	A requirement that all interactions with Government Officials and HCPs must comply with the Policy and with all applicable laws, rules and regulations.

4.	Guidelines applicable to all directors, officers, employees, independent contractors and/or agents concerning:

a.	Gifts;

b.	Hospitality, entertainment and expenses;

c.	Honoraria;

d.	Charitable donations and sponsorships;

e.	Facilitation payments;

f.	Travel;

g.	Solicitation and extortion.

5.

Directions to report any potential violation of the Policy to any SciClone manager, the Compliance Coordinator, or the Chair of the Audit Committee, and information regarding how to submit an anonymous report.

6.

A requirement that all agents, business partners, distributors, consultants and joint venture partners must also comply with the Policy, and that the Company must perform a reasonable due diligence investigation before signing any contract with a third-party to act as foreign agent or distributor (other than for a one-time speaking or meeting engagement).

7.	If the Board has received information or facts suggesting that activity has been undertaken by the Company, its officers, directors, employees, independent contractors or agents that may

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violate the FCPA, the Board must promptly consider whether to report such information to the DOJ and the SEC (or any other governmental or regulatory authority). In evaluating whether to report a potential violation, the Board shall consult with outside legal counsel with substantial experience in such matters.

8.

The quarterly report from the Compliance Coordinator shall include a summary of the nature and types of expenditures incurred or paid for by the Company relating to travel of non-SciClone officers, directors, employees or independent contractors, including but not limited to a summary of travel expenses of HCP to seminars and events conducted or sponsored (in whole or in part) by SciClone.

B. SciClone’s Corporate Code of Business Conduct and Ethics or its Policy shall:

1.

Contain the following, or substantially similar, statements: “SciClone is committed to providing a work environment reflecting good corporate citizenship and appropriate business behavior. This Code of Conduct applies to all officers, full and part time employees, contract workers, directors and anyone who conducts business with SciClone. Conduct in violation of this policy is unacceptable in the workplace and in any work-related setting outside the workplace. Any officer, director, employee or contract worker who violates this Code of Conduct will be subject to disciplinary action, up to and including termination of his/her employment or engagement.”

“SciClone prohibits payments of any kind to any person either to obtain advantage in selling goods or services or to advance our interests with government authorities. This prohibition applies

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to all SciClone employees and to any such payment made anywhere in the world. The prohibition also covers offers to make such payments, whether the actual payment is accepted or not. In our business, we must be particularly sensitive to bribery and corruption issues because a country’s government may be both the regulator of our projects and a major customer.”

2.

Require pre-approval of any invitation to a government official and/or HCP that involves travel and other sponsorship, entertainment, gifts and/or speaker/consultant fees when the expense exceeds $2,500.

3.	Provide that, whenever possible, pre-approval should be applied for and obtained before extending any invitation to a government official and/or HCP.

4.

Require that proposed sponsorship is limited to payment of the actual cost of travel, meals, room charges and taxes, internet service and registration fees; prohibit extravagant hospitality; prohibit travel-related payments for guests and/or relatives of the Government Official and/or HCP; and provide guidelines for entertainment expenses when business entertainment may be required.

5.	Prohibit gifts to Government Officials and/or HCP other than promotional items, medical or educational items, or inexpensive cultural courtesy gifts.

6.	This Code shall be discussed and approved at the soonest available Board meeting.

IV.	INTERNAL CONTROLS AND COMPLIANCE FUNCTION

A.	SciClone shall maintain its internal audit and control function with respect to compliance with laws and regulations, which includes:

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1.	Identifying necessary resources needed to effectively manage internal knowledge of existing laws and regulations.

2.	Assessing risks of non-compliance with laws and regulations, incorporating such risk assessments into internal audit procedures.

B.	SciClone presently outsources its internal audit function and may continue to do so.

C.

SciClone’s internal auditor shall report directly to the Audit Committee at least quarterly. The internal auditor’s report shall provide a balanced assessment of significant legal compliance risks and effectiveness of the system of internal controls in managing these risks.

D.

The Company’s CFO shall not have been employed by one of the Company’s outside audit firms during the prior two years or, if involved in the auditor firm’s audit of the Company, during the prior five years.

V.	USE OF FOREIGN AGENTS AND DISTRIBUTORS

A.

The Company shall conduct due diligence pertaining to the hiring of all foreign agents and distributors utilized by the Company. Before entering into any contract with any third-party to act as a foreign agent or distributor (other than one engaged as a speaker, moderator or speaker panelist, or otherwise for a one-time speaking or meeting engagement), the Company must first conduct a reasonable investigation into its background, reputation and business capabilities. The due-diligence investigation should be documented using the form SciClone has developed for this purpose. After a third-party contract has been signed, the company will require periodic due diligence reviews to ensure that the third-party is complying with the Policy.

B.	The compensation structure for third-parties shall not create a potential incentive for corrupt payments to foreign officials. Compensation must

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be commercially reasonable and commensurate with the tasks foreign agents or distributors actually undertake. Contracts should generally provide fixed compensation for specific, identified tasks and should avoid large percentage-based commissions and success fees.

C.

Contracts with any third-party to act as a foreign agent or distributor (other than the speaker agreements noted above) must contain representations and warranties relating to the Policy and compliance therewith. Annual certifications regarding compliance with the Policy shall be obtained from third-parties whose contracts with the Company exceed an annual value of $150,000.

VI.	EMPLOYEE COMPLIANCE TRAINING

The Company shall mandate annual training concerning compliance with the FCPA and all related Company policies.

A.	The Compliance Coordinator shall be charged with primary responsibility for employee education and training concerning compliance with the FCPA.

B.

Training shall be mandatory for all directors, officers, employees and independent contractors of the Company. Training shall be annual for all such persons and, in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual as soon as reasonably practicable after his or her appointment or hiring.

C.

Training shall include coverage of the Company’s Policy and the Corporate Code of Business Conduct and Ethics. Further, the training shall discuss recent development regarding the FCPA, including changes in the law and convictions/settlements with the DOJ (including examples of behavior and conduct that was found to violate the FCPA).

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D.	Training shall be in person where practicable. Training shall be provided in Mandarin for those employees based in China.

E.	Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under the Company’s policies.

VII.	CLAWBACK IN THE EVENT OF RESTATEMENT

SciClone will implement policies for disclosure and clawback of incentive-based compensation for officers consistent and compliant with any rules that the SEC may adopt under Dodd-Frank Act § 954 promptly upon adoption of such rules by the SEC. The Board shall consider the potential enactment of a clawback policy that is stronger than that required by the SEC; such policy may include a requirement for the recoupment in the event of a material restatement of the Company’s financial statements of all incentive-based compensation paid to certain officers earned during the period covered by the restatement.

VIII.	WHISTLEBLOWER PROGRAM

The whistleblower mechanisms set forth at Section F of the Company’s current Corporate Code of Business Conduct and Ethics shall be modified as follows:

A.

The provisions of Section F shall be expanded to make clear that the whistleblowing provisions are designed to report any potential or suspected violation of any federal or state law, and not simply to report violations of internal Company policies.

B.

In addition to the existing mechanisms for reporting a complaint that are set forth in Section F, the reporting person (i.e., the “whistleblower”) shall be directed that he or she may report the matter to the Compliance Coordinator or the CFO, in addition to the chair of the Audit Committee. Such complaints may be anonymous, but Section F shall encourage the whistleblower to reveal his or her identity to permit a more efficient and timely resolution of the matter. The current representations in Section F

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concerning protection from retaliation shall be repeated in the modified policy.

C.

All complaints received by any manager, director, officer, or person other than the Compliance Coordinator or the CFO shall be forwarded to the Compliance Coordinator and the CFO who shall promptly evaluate how to respond to the complaint in conjunction with the Audit Committee.

D.

The log of such complaints (as currently required in Section F) as well as the results of all investigations or complaints shall be memorialized in writing and maintained by the Chief Compliance Officer for a period of not less than five (5) years.

E.

Where the whistleblower has identified himself or herself in the complaint, the Compliance Coordinator shall notify the whistleblower when the investigation or evaluation of the complaint is complete and the results thereof, to the extent reasonably practicable.

F.

All contact information and directions for the Whistleblower Hotline shall be conspicuously and widely posted by the Company on its website and elsewhere, as to be available not only to employees but also to customers, vendors and other third parties.

3.	Procedure for Implementing the Settlement

3.1 Promptly after execution of this Stipulation, Plaintiffs shall submit the Stipulation and its exhibits to the Court and shall apply for an order substantially in the form of Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the publication of the Notice of Settlement (“Notice”) substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the Settlement set forth in this Stipulation, including the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing (as defined below). Within five (5) business days of the issuance of the Preliminary Approval Order, SciClone shall cause the Stipulation and Notice to be filed with the

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SEC via a Form 8-K, shall publish the Summary Notice of Proposed Settlement substantially in the form of Exhibit A-2 hereto, for one day in Investor’s Business Daily, and shall post the Stipulation and Notice on SciClone’s website such that visitors to the “Investor & Media” section of the website will readily find a hyperlink to the Notice. All costs in providing notice will be paid by SciClone.

3.2 Plaintiffs will request that after the notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Action as set forth herein, including payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount negotiated by Lead Counsel and SciClone, with the assistance of a mediator, the Hon. Layn Phillips (Ret.), following negotiation of the Corporate Governance Measures, and enter the Judgment.

4.	Releases

4.1 Upon the Effective Date (as defined in ¶1.5), SciClone, Plaintiffs (acting on their own behalf and derivatively on behalf of SciClone), and each of SciClone’s shareholders (solely in their capacity as SciClone shareholders), including the plaintiff who filed the Emanuel v. Blobel, et al., action, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

4.2 Upon the Effective Date (as defined in ¶1.5), SciClone, Plaintiffs (acting on their own behalf and, derivatively on behalf of SciClone), and each of SciClone’s shareholders (solely in their capacity as SciClone shareholders), including the plaintiff who filed the Emanuel v. Blobel, et al., action, will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with the Settlement or resolution of the Action, provided, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

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4.3 Except as set forth in ¶4.4 below, upon the Effective Date (as defined in ¶1.5), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, SciClone, and all of the SciClone shareholders (solely in their capacity as SciClone shareholders) from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

4.4 Nothing in this Stipulation or in ¶4.3 above constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Individual Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification; or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to salary, bonuses or other employee compensation or benefits.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1 Lead Counsel and SciClone, with the assistance of the mediator, the Honorable Layn Phillips, U.S. District Court Judge (Ret.), negotiated the attorneys’ fees and expenses that SciClone would pay to Plaintiffs’ Counsel. As a result of these negotiations, and in light of the substantial benefits conferred upon SciClone by Plaintiffs’ Counsel’s efforts, SciClone has agreed to pay or cause to be paid $2,500,000 for Plaintiffs’ Counsel’s attorneys fees and expenses, subject to Court approval (the “Fee and Expense Award”).

5.2 Within five (5) business days of issuance of an Order by the Court finally approving the settlement, notwithstanding the existence of any timely filed objections to the settlement, or potential

STIPULATION OF SETTLEMENT

for appeal therefrom, SciClone shall cause its insurers to pay the Fee and Expense Award to Robbins Geller Rudman & Dowd LLP as receiving agent for all Plaintiffs’ Counsel, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayment of the principal amount received and any accrued interest thereon less taxes within five (5) business days if and when, as a result of any further Order of the Court, appeal, further proceedings or remand, or successful collateral attack, the settlement is not approved or is overturned on appeal. The Fee and Expense Award shall constitute full, complete, and exclusive compensation for all of Plaintiffs’ Counsel’s efforts, fees, services and expenses.

5.3 Defendants and their respective Related Parties shall have no responsibility for, and no liability whatsoever with respect to, the fee allocation among Plaintiffs’ Counsel, and any other Person who may assert a claim hereto, of any portion of the Fee and Expense Award.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

6.1 The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

(a) Approval of the Settlement, including the Corporate Governance Measures and separately negotiated Fee and Expense Award, by the SciClone Board of Directors;

(b) Entry by the Court of the Judgment and an order approving the Settlement;

(c) Payment by the Company of the fee and expense award as approved by the Court; and

(d) the Judgment has become Final.

6.2 If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, unless the Settling Parties mutually agree in writing to proceed with the Stipulation.

6.3 If for any reason the Effective Date of the Stipulation does not occur, the Fee and Expense Award payments to Plaintiffs’ Counsel and any and all interest accrued thereon since payment, shall be returned to SciClone within five (5) business days of said event. The return obligation set forth

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in this paragraph is the several obligation of all those Plaintiffs’ Counsel who have received a payment in the Action.

7.	Miscellaneous Provisions

7.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation and settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the settlement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the settlement.

7.2 Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

7.3 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs and the Defendants with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure §128.7, Federal Rule of Civil Procedure 11 and all other similar laws.

7.4 Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit,

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release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

7.5 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.7 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

7.8 Lead Counsel is expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of Plaintiffs.

7.9 Each counsel or other Person executing the Stipulation or the exhibits attached hereto on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.10 The Stipulation may be executed in one or more counterparts. A faxed signature or electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.11 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

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7.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

7.13 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that state’s choice of law principles.

7.14 The Parties hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of the Released Claims.

7.15 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.16 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated October 3, 2011.

ROBBINS GELLER RUDMAN & DOWD LLP TRAVIS E. DOWNS III BENNY C. GOODMAN III LAURIE L. LARGENT CHRISTOPHER D. STEWART

TRAVIS E. DOWNS III

655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 619/231-7423 (fax)

Lead Counsel for Plaintiffs and Counsel for Plaintiff Construction Industry and Laborers Joint Pension Trust

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ROBBINS UMEDA LLP KEVIN A. SEELY CHRISTOPHER L. WALTERS

CHRISTOPHER L. WALTERS

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

Attorneys for Plaintiff James L. Apple

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER KATHLEEN A. HERKENHOFF

KATHLEEN A. HERKENHOFF

12707 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: 858/794-1441 858/794-1450 (fax)

Attorneys for Plaintiff Adam Crum

COOLEY LLP JOHN C. DWYER JESSICA VALENZUELA SANTAMARIA JEFFREY M. KABAN

JESSICA VALENZUELA SANTAMARIA

Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Telephone: 650/843-5000 650/857-0663 (fax)

Counsel for Nominal Party SciClone Pharmaceuticals, Inc.

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HOGAN LOVELLS US LLP NORMAN J. BLEARS KRISTI K. ELDER

NORMAN J. BLEARS

525 University Avenue, 4th Floor Palo Alto, CA 94301 Telephone: 650/463-4000 650/463-4199 (fax)

Counsel for Defendant Hans P. Schmid

ORRICK, HERRINGTON & SUTCLIFFE LLP KENNETH P. HERZINGER

KENNETH P. HERZINGER

The Orrick Building 405 Howard Street San Francisco, CA 94105 Telephone: 415/773-5700 415/773-5759 (fax)

Attorneys for Defendant Roberto Camerini, Trevor M. Jones and Gregg A. Lapointe

CROWELL & MORING DOUGLAS W. SULLIVAN

DOUGLAS W. SULLIVAN

275 Battery Street, 23rd Floor San Francisco, CA 94111 Telephone: 415/365-7370 415/986-2827 (fax)

Attorneys for Defendants Jeffery Lange, Gary Titus, Ira D. Lawrence and Dean S. Woodman

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SHEARMAN & STERLING LLP STEPHEN D. HIBBARD

STEPHEN D. HIBBARD

Four Embarcadero Center, Suite 3800 San Francisco, CA 94111 Telephone: 415/616-1100 415/616-1374 (fax)

Attorneys for Defendant Friedhelm Blobel

WILSON SONSINI GOODRICH & ROSATI, PC STEVEN M. SCHATZ CAZ HASHEMI

STEVEN M. SCHATZ

650 Page Mill Road Palo Alto, CA 94304-1050 Telephone: 650/493-9300 650/493-6811 (fax)

Attorneys for Defendants Richard J. Hawkins and Jon S. Saxe

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